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David W. Fry	Van Negris / Lexi Terrero
Senior Vice President, Treasurer	Van Negris & Company, Inc.
and Chief Financial Officer	(212) 759-0290

Flushing Financial Corporation

(718) 961-5400

FOR IMMEDIATE RELEASE

Flushing Financial Corporation Names Maria A. Grasso

Executive Vice President and Chief Operating Officer

LAKE SUCCESS, NY – April 26, 2006 - Flushing Financial Corporation (the “Company”) (NASDAQ: FFIC), the parent holding company for Flushing Savings Bank, FSB today announced that Maria A. Grasso, age 41, has been named Executive Vice President and Chief Operating Officer of the holding company and the Bank. The announcement was made by John R. Buran, Flushing Financial’s President and Chief Executive Officer on behalf of Flushing’s Board of Directors.

Ms. Grasso is a seasoned executive with 20 years of commercial retail banking experience. Prior to joining Flushing, she was a Senior Vice President of the Long Island Queens Division of The Bank of New York overseeing a 102-branch organization that serves the personal and small business banking needs of customers in Queens, Nassau and Suffolk. From 1997 to 2002, she was the Senior Vice President, NY Metro Division of Fleet Bank, N.A. Prior to 1997, she held several senior management positions at Natwest Bank and Chase Manhattan Bank, N.A. Ms. Grasso holds a BBA in Finance from Hofstra University and an MBA in Marketing from Adelphi University. She currently serves on the Retail Banking Division Executive Committee of the New York Banker’s Association.

Mr. Buran stated: “With her extensive experience in managing retail and back office operations in a commercial banking environment, we believe that Maria Grasso is an excellent addition to Flushing’s management team. As a hands-on bank operations executive, she has developed marketing and business strategies, and implemented customer service improvements that led to the growth of existing businesses. We expect that Maria will play an active role in the continued evolution of our Company. She will join a Flushing management team that continues working to implement our long term strategy to build a stronger customer-oriented full-service bank while creating greater value for our shareholders.”

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this Press Release relating to plans, strategies, economic performance and trends, projections of results of specific activities or investments and other statements that are not descriptions of historical facts may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking information is inherently subject to risks and uncertainties, and actual results could differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, risk factors discussed in the Company’s Annual Report on Form 10-K and in other documents filed by the Company with the Securities and Exchange Commission from time to time. Forward-looking statements may be identified by terms such as “may”, “will”, “should”, “could”, “expects”, “plans”, “intends”, “anticipates”, “believes”, “estimates”, “predicts”, “forecasts”, “potential” or “continue” or similar terms or the negative of these terms. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. The Company has no obligation to update these forward-looking statements.

Flushing Financial Corporation is the holding company for Flushing Savings Bank, FSB, a federally chartered stock savings bank insured by the Federal Deposit Insurance Corporation (FDIC). The Bank conducts its business through nine banking offices located in Queens, Brooklyn, Manhattan and Nassau County.

Additional information on Flushing Financial Corporation may be obtained by visiting the Company’s web site at http://www.flushingsavings.com.

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